Exhibit A to Deposit Agreement
                                   _
______________________________
______

	AMERICAN DEPOSITARY
SHARES
Effective January 21th, 2004, the
ratio has changed from each
American Depositary Share
representing 30 Preferred Shares
to each American Depositary
Share representing 10 Preferred
Shares.

THE BANK OF NEW YORK
AMERICAN
DEPOSITARY RECEIPT FOR
PREFERRED SHARES (ACOES
PREFERENCIAIS)
 WITHOUT PAR VALUE OF
SADIA S.A.
(INCORPORATED UNDER THE
LAWS OF BRAZIL)

      The Bank of New York as
depositary (hereinafter called the
"Depositary"), hereby certifies that
______________________________
, or registered assigns IS THE
OWNER OF ________________
AMERICAN DEPOSITARY
SHARES
representing deposited preference
shares (herein called "Shares") of
Sadia S.A., incorporated under the
laws of Brazil (herein called the
"Company").  At the date hereof,
each American Depositary Share
represents thirty (30) Shares
deposited under the Deposit
Agreement at the Sao Paulo office of
Banco Itau S.A. (herein called the
"Custodian").  The Depositary's
Corporate Trust Office is located at a
different address than its principal
executive office.  Its Corporate Trust
Office is located at 101 Barclay
Street, New York, N.Y. 10286, and
its principal executive office is
located at One Wall Street, New
York, N.Y. 10286.
THE DEPOSITARY'S
CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y.  10286
1.	THE DEPOSIT
AGREEMENT.
      This American Depositary
Receipt is one of an issue (herein
called "Receipts"), all issued and to
be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of December 30,
2002, (herein called the "Deposit
Agreement"), by and among the
Company, the Depositary, and all
Owners and holders from time to
time of Receipts issued thereunder,
each of whom by accepting a Receipt
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of
Owners and holders of the Receipts
and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all
other securities, property and cash
from time to time received in respect
of such Shares and held thereunder
(such Shares, securities, property,
and cash are herein called "Deposited
Securities").  Copies of the Deposit
Agreement are on file at the
Depositary's Corporate Trust Office
in New York City and at the office of
the Custodian.
      The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of
the Deposit Agreement and are
qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is
hereby made.  Capitalized terms not
defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF
RECEIPTS AND
WITHDRAWAL OF
SHARES.
      Upon surrender at the
Corporate Trust Office of the
Depositary of this Receipt, and upon
payment of the fee of the Depositary
provided in this Receipt and payment
of all taxes and taxes and
governmental charges payable in
connection with such surrender and
withdrawal of the Deposited
Securities, and subject to the terms
and conditions of the Deposit
Agreement, the Owner hereof is
entitled to delivery, to him or upon
his order, of the Deposited Securities
at the time represented by the
American Depositary Shares for
which this Receipt is issued.
Delivery of such Deposited Securities
may be made by the delivery of
certificates in the name of the Owner
hereof or as ordered by him or by the
delivery of (a) certificates endorsed
or accompanied by proper
instruments of transfer and (b) any
other securities, property and cash to
which the Owner is then entitled in
respect of such Receipts to the
Owner as ordered by him.  Such
delivery will be made at the option of
the Owner hereof, either at the office
of the Custodian or at the Corporate
Trust Office of the Depositary,
provided that the forwarding of
certificates for Shares or other
Deposited Securities for such
delivery at the Corporate Trust
Office of the Depositary shall be at
the risk and expense of the Owner
hereof.  Notwithstanding any other
provision of the Deposit Agreement
or this Receipt, the surrender of
outstanding Receipts and withdrawal
of Deposited Securities may not be
suspended subject only to (i)
temporary delays caused by closing
transfer books of the Depositary or
the Company or the deposit of Shares
in connection with voting at a
shareholders meeting, or the
payment of dividends, (ii) the
payment of fees, taxes and similar
charges, and (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or
withdrawal of the Deposited
Securities.
3.	TRANSFERS, SPLIT-UPS,
AND
COMBINATIONS
OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the Owner hereof in person
or by duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations, if
any, as the Depositary may establish
for such purpose.  This Receipt may
be split into other such Receipts, or
may be combined with other such
Receipts into one Receipt, evidencing
the same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.  As
a condition precedent to the
execution and delivery, registration
of transfer, split-up, combination, or
surrender of any Receipt or
withdrawal of any Deposited
Securities, the Depositary, the
Custodian, or Registrar may require
payment from the presentor of the
Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock
transfer or registration fee with
respect thereto (including any such
tax or charge and fee with respect to
Shares being deposited or
withdrawn) and payment of any
applicable fees as provided in this
Receipt, may require the production
of proof satisfactory to it as to the
identity and genuineness of any
signature and may also require
compliance with such regulations, if
any, as the Depositary may establish
consistent with the provisions of the
Deposit Agreement or this Receipt.
      The delivery of Receipts
against deposits of Shares generally
or against deposits of particular
Shares may be suspended, or the
transfer of Receipts in particular
instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer
books of the Depositary are closed,
or if any such action is deemed
necessary or advisable by the
Depositary or the Company at any
time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision
of the Deposit Agreement, or for any
other reason, subject to the
provisions of Section 7.7 of the
Deposit Agreement and Article 22
hereof. Without limitation of the
foregoing, the Depositary will not
knowingly accept for deposit under
the Deposit Agreement any Shares
required to be registered under the
provisions of the Securities Act of
1933, unless a registration statement
is in effect as to such Shares.
4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other
governmental charge shall become
payable with respect to any Receipt
or any Deposited Securities
represented hereby to this or with
respect to this Receipt, such tax or
other governmental charge shall be
payable by the Owner hereof to the
Depositary.  The Depositary may
refuse to effect any transfer of this
Receipt or any withdrawal of
Deposited Securities represented
hereby until such payment is made,
and may withhold any dividends or
other distributions, or may sell for the
account of the Owner hereof any part
or all of the Deposited Securities
represented by this Receipt, and may
apply such dividends or other
distributions or the proceeds of any
such sale in payment of such tax or
other governmental charge and the
Owner hereof remaining liable for
any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing
Shares under the Deposit Agreement
shall be deemed thereby to represent
and warrant that such Shares and
each certificate therefor are validly
issued, fully paid, non-assessable, and
free of any pre-emptive rights of the
holders of outstanding Shares and
that the person making such deposit
is duly authorized so to do.  Every
such person shall also be deemed to
represent that Shares deposited by
that person are not restricted
securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES,
AND OTHER
INFORMATION.
      Any person presenting Shares
for deposit or any Owner of a
Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship
or residence, exchange control
approval or such information relating
to the registration on the books of
the Company (or the appointed agent
of the Company for transfer and
registration of Shares, which may,
but need not be the Foreign
Registrar) of the Shares presented for
deposit or other information, to
execute such certificates and to make
such representations and warranties,
as the Depositary may deem
necessary or proper or as the
Company may reasonably request in
writing the Depositary, at the
Company's expense, to obtain and
ensure compliance with the estatutos
(By-laws) of the Company.  The
Depositary may withhold the delivery
or registration of transfer of any
Receipt or the distribution or sale of
any dividend or other distribution or
rights or of the proceeds thereof or
the delivery of any Deposited
Securities until such proof or other
information is filed or such
certificates are executed.  If
requested by the Company, the
Depositary shall provide the
Company, at the expense of the
Company, with copies of such proof
of citizenship or residence, exchange
control approval or such other
information provided to the
Depositary pursuant to the Deposit
Agreement.
7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay
the fees, reasonable expenses and
out-of-pocket charges of the
Depositary and those of any
Registrar only in accordance with
agreements in writing entered into
between the Depositary and the
Company from time to time.  The
Depositary shall present its statement
for such charges and expenses to the
Company once every three months.
The charges and expenses of the
Custodian are for the sole account of
the Depositary.
      The following charges shall
be incurred by any party depositing
or withdrawing Shares or by any
party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant
to a stock dividend or stock split
declared by the Company or an
exchange of stock regarding the
Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.3 of the Deposit
Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such
registration fees as may from time to
time be in effect for the registration
of transfers of Shares generally on
the Share register of the Company or
Foreign Registrar and applicable to
transfers of Shares to or from the
name of the Depositary or its
nominee or the Custodian or its
nominee on the making of deposits or
withdrawals hereunder, (3) such
cable, telex and facsimile
transmission expenses as are
expressly provided for in this Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the
conversion of foreign currency
pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of
$5.00 or less per 100 American
Depositary Shares (or portion
thereof) for the execution and
delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of
Receipts pursuant to Section 2.5 or
6.2 of the Deposit Agreement, (6) to
the extent permitted by any securities
exchange on which the American
Depositary Shares may be listed for
trading, a fee not in excess of $.02
per American Depositary Share (or
portion thereof) for any cash
distribution made pursuant to this
Deposit Agreement, including, but
not limited to Sections 4.1 through
4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities
pursuant to Section 4.2 of the
Deposit Agreement, such fee being in
an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above
which would have been charged as a
result of the deposit of such securities
(for purposes of this clause (7)
treating all such securities as if they
were Shares) but which securities are
instead distributed by the Depositary
to Owners, and (8) any other charge
payable by the Depositary, any of the
Depositary's agents, including the
Custodian, or the agents of the
Depositary's agents in connection
with the servicing of Shares or other
Deposited Securities (which charge
shall be assessed against Owners as
of the date or dates set by the
Depositary in accordance with
Section 4.6 of the Deposit
Agreement and shall be payable at
the sole discretion of the Depositary
by billing such Owners for such
charge or by deducting such charge
from one or more cash dividends or
other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit
Agreement, may own and deal in any
class of securities of the Company
and its affiliates and in Receipts.
8.	PRE-RELEASE OF
RECEIPTS.
      The Depositary may issue
Receipts against the delivery by the
Company (or any agent of the
Company recording Share
ownership) of rights to receive
Shares from the Company (or any
such agent).  No such issue of
Receipts will be deemed a "Pre-
Release" that is subject to the
restrictions of the following
paragraph.
      Unless requested in writing by
the Company to cease doing so, the
Depositary may, notwithstanding
Section 2.3 of the Deposit
Agreement, execute and deliver
Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement ("Pre-Release").
The Depositary may, pursuant to
Section 2.5 of the Deposit
Agreement, deliver Shares upon the
receipt and cancellation of Receipts
which have been Pre-Released,
whether or not such cancellation is
prior to the termination of such Pre-
Release or the Depositary knows that
such Receipt has been Pre-Released.
The Depositary may receive Receipts
in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will
be (a) preceded or accompanied by a
written representation and agreement
from the person to whom Receipts
are to be delivered (the "Pre-
Releasee") that the Pre-Releasee, or
its customer, (i) owns the Shares or
Receipts to be remitted, as the case
may be, (ii) assigns all beneficial
rights, title and interest in such
Shares or Receipts, as the case may
be, to the Depositary in its capacity
as such and for the benefit of the
Owners, and (iii) will not take any
action with respect to such Shares or
Receipts, as the case may be, that is
inconsistent with the transfer of
beneficial ownership (including,
without the consent of the
Depositary, disposing of such Shares
or Receipts, as the case may be),
other than in satisfaction of such Pre-
Release, (b) at all times fully
collateralized with cash, U.S.
government securities or such other
collateral as the Depositary
determines, in good faith, will
provide substantially similar liquidity
and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject
to such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of Shares
not deposited but represented by
American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally
exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that
the Depositary reserves the right to
disregard such limit from time to time
as it deems reasonably appropriate,
and may, with the prior written
consent of the Company, change
such limit for purposes of general
application.  The Depositary will also
set Dollar limits with respect to Pre-
Release transactions to be entered
into under the Deposit Agreement
with any particular Pre-Releasee on a
case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the
Deposit Agreement, the collateral
referred to in clause (b) above shall
be held by the Depositary as security
for the performance of the Pre-
Releasee's obligations to the
Depositary in connection with a Pre-
Release transaction, including the
Pre-Releasee's obligation to deliver
Shares or Receipts upon termination
of a Pre-Release transaction (and
shall not, for the avoidance of doubt,
constitute Deposited Securities under
the Deposit Agreement).
      The Depositary may retain for
its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this
Receipt and every successive holder
and Owner of this Receipt by
accepting or holding the same
consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments
of transfer, is transferable by delivery
with the same effect as in the case of
a negotiable instrument, provided,
however, that the Depositary,
notwithstanding any notice to the
contrary, may treat the person in
whose name this Receipt is registered
on the books of the Depositary as the
absolute owner hereof for the
purpose of determining the person
entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit
Agreement or for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be
entitled to any benefits under the
Deposit Agreement or be valid or
obligatory for any purpose, unless
this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly
authorized signatory of the
Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or
facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION
OF TRANSFER
BOOKS.
      The Company currently
furnishes the Securities and Exchange
Commission (hereinafter called the
"Commission") with certain public
reports and documents required by
foreign law or otherwise under Rule
12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports
and communications will be available
for inspection and copying by holders
and Owners at the public reference
facilities maintained by the
Commission located at 450 Fifth
Street, N.W., Washington, D.C.
20549.
      The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office
any reports and communications,
including any proxy solicitation
material, received from the Company
which are both (a) received by the
Depositary as the holder of the
Deposited Securities and (b) made
generally available to the holders of
such Deposited Securities by the
Company.  The Depositary will, upon
written request, send to Owners
copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.  Any such reports and
communications, including such
proxy solicitation material, furnished
to the Depositary by the Company
shall be furnished in English.
      The Depositary will keep
books for the registration of Receipts
and transfers of Receipts which at all
reasonable times shall be open for
inspection by the Owners of
Receipts, provided that such
inspection shall not be for the
purpose of communicating with
Owners of Receipts in the interest of
a business or object other than the
business of the Company or a matter
related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary
receives any cash dividend or other
cash distribution on any Deposited
Securities, the Depositary will, if at
the time of receipt thereof any
amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a
reasonable basis into United States
dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into U.S. dollars and will
distribute the amount thus received
to the Owners of Receipts (net of the
fees of the Depositary as provided in
Section 5.9 of the Deposit
Agreement, if applicable)  entitled
thereto, provided, however, that in
the event that the Company or the
Depositary is required to withhold
and does withhold from any cash
dividend or other cash distribution in
respect of any Deposited Securities
an amount on account of taxes, the
amount distributed to the Owners of
Receipts evidencing American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and Section 5.9 of the
Deposit Agreement, whenever the
Depositary receives any distribution
other than a distribution described in
Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary
will cause the securities or property
received by it to be distributed to the
Owners of Receipts entitled thereto,
in any manner that the Depositary
may deem equitable and practicable
for accomplishing such distribution;
provided, however, that if in the
opinion of the Depositary such
distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any
other reason (including, but not
limited to, any requirement that the
Company or the Depositary withhold
an amount on account of taxes or
other governmental charges or that
such securities must be registered
under the Securities Act of 1933 in
order to be distributed to Owners or
holders) the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method
as it may deem equitable and
practicable for the purpose of
effecting such distribution, including,
but not limited to, the  public or
private sale of the securities or
property thus received, or any part
thereof, and the net proceeds of any
such sale shall (net of the fees of the
Depositary as provided in Section 5.9
of the Deposit Agreement) be
distributed by the Depositary to the
Owners of Receipts entitled thereto
as in the case of a distribution
received in cash.
      If any distribution consists of
a dividend in, or free distribution of,
Shares, the Depositary may with the
company's approval and shall if the
Company shall so request, distribute
to the Owners of outstanding
Receipts entitled thereto, additional
Receipts for an aggregate number of
American Depositary Shares
representing the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement
with respect to the deposit of shares
and the issuance of American
Depositary Shares evidenced by
Receipts, including the withholding
of any tax or other governmental
charge as provided in Section 4.11 of
the Deposit Agreement and the
payment of fees of the Depositary as
provided in Section 5.9 of the
Deposit Agreement.  In lieu of
delivering Receipts for fractional
American Depositary Shares in any
such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and
distribute the net proceeds, all in the
manner and subject to the conditions
set forth in the Deposit Agreement.
If additional Receipts are not so
distributed, each American
Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited
Securities represented thereby.
      In the event that the
Depositary determines that any
distribution in property (including
Shares and rights to subscribe
therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold,
the Depositary may dispose of all or
a portion of such property (including
Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems
necessary and practicable to pay any
such taxes or charges, at public or
private sale, and the Depositary shall
distribute the net proceeds of any
such sale after deduction of such
taxes to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF
FOREIGN
CURRENCY.
      Whenever the Depositary
shall receive foreign currency, by way
of dividends or other distributions or
the net proceeds from the sale of
securities, property or rights, and if at
the time of the receipt thereof the
foreign currency so received can in
the judgment of the Depositary be
converted on a reasonable basis into
Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to
be converted, by sale or in any other
manner that it may determine, such
foreign currency into Dollars, and
such Dollars shall be distributed to
the Owners entitled thereto or, if the
Depositary shall have distributed any
warrants or other instruments which
entitle the holders thereof to such
Dollars, then to the holders of such
warrants and/or instruments upon
surrender thereof for cancellation.
Such distribution may be made upon
an averaged or other practicable basis
without regard to any distinctions
among Owners on account of
exchange restrictions, the date of
delivery of any Receipt or otherwise
and shall be net of any expenses of
conversion into Dollars incurred by
the Depositary as provided in Section
5.9 of the Deposit Agreement.
      If such conversion or
distribution can be effected only with
the approval or license of any
government or agency thereof, the
Depositary shall file such application
for approval or license, if any, as it
may deem desirable.
      If at any time the Depositary
shall determine that in its judgment
any foreign currency received by the
Depositary is not convertible on a
reasonable basis into Dollars
transferable to the United States, or if
any approval or license of any
government or agency thereof which
is required for such conversion is
denied or in the opinion of the
Depositary is not obtainable, or if any
such approval or license is not
obtained within a reasonable period
as determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate
document evidencing the right to
receive such foreign currency)
received by the Depositary to, or in
its discretion may hold such foreign
currency uninvested and without
liability for interest thereon for the
respective accounts of, the Owners
entitled to receive the same.
      If any such conversion of
foreign currency, in whole or in part,
cannot be effected for distribution to
some of the Owners entitled thereto,
the Depositary may in its discretion
make such conversion and
distribution in Dollars to the extent
permissible to the Owners of
Receipts entitled thereto and may
distribute the balance of the foreign
currency received by the Depositary
to, or hold such balance uninvested
and without liability for interest
thereon for the respective accounts
of, the Owners entitled thereto.
14.	RIGHTS.
      In the event that the
Company shall offer or cause to be
offered to the holders of any
Deposited Securities any rights to
subscribe for additional Shares or any
rights of any other nature, the
Depositary shall have discretion as to
the procedure to be followed in
making such rights available to any
Owners or in disposing of such rights
on behalf of any Owners and making
the net proceeds available to such
Owners or, if by the terms of such
rights offering or for any other
reason, the Depositary may not either
make such rights available to any
Owners or dispose of such rights and
make the net proceeds available to
such Owners, then the Depositary
shall allow the rights to lapse.  If at
the time of the offering of any rights
the Depositary determines in its
discretion that it is lawful and feasible
to make such rights available to all
Owners or to certain Owners but not
to other Owners, the Depositary may
distribute to any Owner to whom it
determines the distribution to be
lawful and feasible, in proportion to
the number of American Depositary
Shares held by such Owner, warrants
or other instruments therefor in such
form as it deems appropriate.
      In circumstances in which
rights would otherwise not be
distributed, if an Owner of Receipts
requests the distribution of warrants
or other instruments in order to
exercise the rights allocable to the
American Depositary Shares of such
Owner hereunder, the Depositary will
make such rights available to such
Owner upon written notice from the
Company to the Depositary that (a)
the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has
executed such documents as the
Company has determined in its sole
discretion are reasonably required
under applicable law.
      If the Depositary has
distributed warrants or other
instruments for rights to all or certain
Owners, then upon instruction from
such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to
exercise such rights, upon payment
by such Owner to the Depositary for
the account of such Owner of an
amount equal to the purchase price of
the Shares to be received upon the
exercise of the rights, and upon
payment of the fees and expenses of
the Depositary and any other charges
as set forth in such warrants or other
instruments, the Depositary shall, on
behalf of such Owner, exercise the
rights and purchase the Shares, and
the Company shall cause the Shares
so purchased to be delivered to the
Depositary on behalf of such Owner.
 As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant
to Section 2.2 of the Deposit
Agreement, and shall, pursuant to
Section 2.3 of the Deposit
Agreement, execute and deliver
Receipts to such Owner.  In the case
of a distribution pursuant to the
second paragraph of this section,
such Receipts shall be legended in
accordance with applicable U.S.
laws, and shall be subject to the
appropriate restrictions on sale,
deposit, cancellation, and transfer
under such laws.
      If the Depositary determines
in its discretion that it is not lawful
and feasible to make such rights
available to all or certain Owners, it
may sell the rights, warrants or other
instruments in proportion to the
number of American Depositary
Shares held by the Owners to whom
it has determined it may not lawfully
or feasibly make such rights available,
and allocate the net proceeds of such
sales (net of the fees and expenses of
the Depositary as provided in Section
5.9 of the Deposit Agreement and all
taxes and governmental charges
payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement)
for the account of such Owners
otherwise entitled to such rights,
warrants or other instruments, upon
an averaged or other practical basis
without regard to any distinctions
among such Owners because of
exchange restrictions or the date of
delivery of any Receipt or otherwise.
      The Depositary will not offer
rights to Owners unless both the
rights and the securities to which
such rights relate are either exempt
from registration under the Securities
Act of 1933 with respect to a
distribution to Owners or are
registered under the provisions of
such Act.  If an Owner of Receipts
requests distribution of warrants or
other instruments, notwithstanding
that there has been no such
registration under such Act, the
Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in
the United States for the Company
upon which the Depositary may rely
that such distribution to such Owner
is exempt from such registration.
      The Depositary shall not be
responsible for any failure to
determine that it may be lawful or
feasible to make such rights available
to Owners in general or any Owner in
particular.
15.	RECORD DATES.
      Whenever any cash dividend
or other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be issued with
respect to the Deposited Securities,
or whenever for any reason the
Depositary causes a change in the
number of Shares that are
represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary
will fix a record date (which, to the
extent practicable, shall be the same
record date established by the
Company) for the determination of
the Owners of Receipts who will be
(i) entitled to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, or (ii)
entitled to give instructions for the
exercise of voting rights at any such
meeting, or for fixing the date on or
after which each American
Depositary Share will represent the
changed number of Shares, subject to
the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in
writing by the Company the
Depositary shall, as soon as
practicable thereafter, mail to the
Owners a notice, the form of which
notice shall be in the sole discretion
of the Depositary, which shall contain
(a) such information as is contained
in such notice of meeting, and (b) a
statement that the Owners as of the
close of business on a specified
record date will be entitled, subject to
any applicable provision of Brazilian
law and of the estatutos (By-laws) of
the Company to instruct the
Depositary as to the exercise of the
voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their
respective American Depositary
Shares. Upon the written request of
an Owner of Receipt on such record
date, received on or before the date
established by the Depositary for
such purpose (the Instruction
Date), the Depositary shall endeavor
in so far as practicable to vote or
cause to be voted the amount of
Shares or other Deposited Securities
represented by such Receipt in
accordance with the instructions set
forth in such request. The Depositary
shall not vote or attempt to exercise
the right to vote that attaches to the
Shares or other Deposited Securities,
other than in accordance with such
instructions.
      There can be no assurance
that Owners generally or any Owner
in particular will receive the notice
described in the preceding paragraph
sufficiently prior to the Instruction
Date to ensure that the Depositary
will vote the Shares or Deposited
Securities in accordance with the
provisions set forth in the preceding
paragraph.
17.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
      Upon any change in nominal
value, change in par value, split-up,
consolidation, or any other
reclassification of Deposited
Securities, or upon any
recapitalization, reorganization,
merger or consolidation, or sale of
assets affecting the Company or to
which it is a party, any securities
which shall be received by the
Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall
be treated as new Deposited
Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the
new Deposited Securities so received
in exchange or conversion, unless
additional Receipts are delivered
pursuant to the following sentence.
In any such case the Depositary may,
and shall if the Company shall so
request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the
surrender of outstanding Receipts to
be exchanged for new Receipts
specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
      Neither the Depositary nor
the Company nor any of their
respective directors, employees,
agents or affiliates shall incur any
liability to any Owner or holder of
any Receipts, if by reason of any
provision of any present or future law
or regulation of the United States or
any other country, or of any other
governmental or regulatory authority,
or by reason of any provision, present
or future, of the by-laws of the
Company, or by reason of any
provision of any securities issued or
distributed by the Company, or any
offering or distribution thereof, or by
reason of any act of God or war or
terrorism other circumstances beyond
its control, the Depositary or the
Company shall be prevented or
forbidden from, or be subject to any
civil or criminal penalty on account
of, doing or performing any act or
thing which by the terms of the
Deposit Agreement or the Deposited
Securities it is provided shall be done
or performed; nor shall the
Depositary or the Company or any of
their respective directors, employees,
agents or affiliates incur any liability
to any Owner or holder of a Receipt
by reason of any non-performance or
delay, caused as aforesaid, in the
performance of any act or thing
which by the terms of the Deposit
Agreement it is provided shall or may
be done or performed, or by reason
of any exercise of, or failure to
exercise, any discretion provided for
in the Deposit Agreement.  Where,
by the terms of a distribution
pursuant to Sections 4.1, 4.2, or 4.3
of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.4 of the Deposit
Agreement, such distribution or
offering may not be made available to
Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of
such Owners and make the net
proceeds available to such Owners,
then the Depositary shall not make
such distribution or offering, and
shall allow any rights, if applicable, to
lapse.  Neither the Company nor the
Depositary assumes any obligation or
shall be subject to any liability under
the Deposit Agreement to Owners or
holders of Receipts, except that they
agree to perform their obligations as
specifically set forth in the Deposit
Agreement without negligence or bad
faith.  The Depositary shall not be
subject to any liability under the
Deposit Agreement and this Receipt
to any Owner or holder (including,
without limitation, liability with
respect to the validity or worth of the
Deposited Securities) except that it
agrees to perform its obligations
specifically set forth in the Deposit
Agreement without negligence or bad
faith.  Neither the Depositary nor the
Company shall be under any
obligation to appear in, prosecute or
defend any action, suit, or other
proceeding in respect of any
Deposited Securities or in respect of
the Receipts, which in its opinion
may involve it in expense or liability,
unless indemnity satisfactory to it
against all expense and liability be
furnished as often as may be
required, and the Custodian shall not
be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being
solely to the Depositary.  Neither the
Depositary nor the Company shall be
liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel,
accountants, any person presenting
Shares for deposit, any Owner or
holder of a Receipt, or any other
person believed by it in good faith to
be competent to give such advice or
information. The Depositary shall not
be liable for any acts or omissions
made by a successor depositary
whether in connection with a
previous act or omission of the
Depositary or in connection with any
matter arising wholly after the
removal or resignation of the
Depositary, provided that in
connection with the issue out of
which such potential liability arises
the Depositary performed its
obligations without negligence or bad
faith while it acted as Depositary.
The Depositary shall not be
responsible for any failure to carry
out any instructions to vote any of
the Deposited Securities, or for the
manner in which any such vote is cast
or the effect of any such vote,
provided that any such action or
nonaction is in good faith.  The
Depositary may own and deal in any
class of securities of the Company
and its affiliates and in Receipts.  The
Company agrees to indemnify the
Depositary, its directors, employees,
agents and affiliates and any
Custodian against, and hold each of
them harmless from, any liability or
expense (including but not limited to
the fees and expenses of counsel)
which may arise out of any
registration with the Commission of
Receipts, American Deepositary
Shares or Deposited Securities or the
offer or sale thereof in the United
States, or out of acts performed or
omitted, in accordance with the
provisions of the Deposit Agreement
and of the Receipts, as the same may
be amended, modified, or
supplemented from time to time, (i)
by either the Depositary or a
Custodian or their respective
directors, employees, agents and
affiliates, except for any liability or
expense arising out of the negligence
or bad faith of either of them and
except to the extent that such liability
or expense arises out of information
relating to the Depositary or the
Custodian, as applicable, furnished in
writing to, and not materially altered
or changed by, the Company and
executed by the Depositary, and not
materially altered or changed by the
Company, as applicable, expressly for
use in any registration statement,
prospectus (or placement
memorandum) or preliminary
prospectus (or preliminary placement
memorandum) relating to the Shares
represented by American Depositary
Shares, or (ii) by the Company or any
of its directors, employees, agents
and affiliates.  No disclaimer of
liability under the Securities Act of
1933 is intended by any provision of
the Deposit Agreement.
      The indemnities contained in
the preceding paragraph shall not
extend to any liability or expense
which arises solely and exclusively
out of a Pre-Release (as defined in
Section 2.9 of the Deposit
Agreement) of a Receipt or Receipts
in accordance with Section 2.9 of the
Deposit Agreement and which would
not otherwise have arisen had such
Receipt or Receipts not been the
subject of a Pre-Release pursuant to
Section 2.9 of the Deposit
Agreement; provided, however, that
the indemnities provided in the
preceding paragraph shall apply to
any such liability or expense (i) to the
extent that such liability or expense
would have arisen had a Receipt or
Receipts not be the subject of a Pre-
Release, or (ii) which may arise out
of any misstatement or alleged
misstatement or omission or alleged
omission in any registration
statement, proxy statement,
prospectus (or placement
memorandum), or preliminary
prospectus (or preliminary placement
memorandum) relating to the offer or
sale of American Depositary Shares,
except to the extent any such liability
or expense arises out of (i)
information relating to the Depositary
or any Custodian (other than the
Company), as applicable, furnished in
writing and not materially changed or
altered by the Company expressly for
use in any of the foregoing
documents, or, (ii) if such
information is provided, the failure to
state a material fact necessary to
make the information provided not
misleading.
      The Depositary agrees to
indemnify the Company, its directors,
employees, agents and affiliates and
hold them harmless from any liability
or expense which may arise out of
acts performed or omitted by the
Depositary or its Custodian or their
respective directors, employees,
agents and affiliates due to their
negligence or bad faith.
      If an action, proceeding
(including, but not limited to, any
governmental investigation), claim or
dispute (collectively, a "Proceeding")
in respect of which indemnity may be
sought by either party is brought or
asserted against the other party, the
party seeking indemnification (the
"Indemnitee") shall promptly (and in
no event more than ten (10) days
after receipt of notice of such
Proceeding) notify the party
obligated to provide such
indemnification (the "Indemnitor") of
such Proceeding.  The failure of the
Indemnitee to so notify the
Indemnitor shall not impair the
Indemnitee's ability to seek
indemnification from the Indemnitor
(but only for costs, expenses and
liabilities incurred after such notice)
unless such failure adversely affects
the Indemnitor's ability to adequately
oppose or defend such Proceeding.
Upon receipt of such notice from the
Indemnitee, the Indemnitor shall be
entitled to participate in such
Proceeding and, to the extent that it
shall so desire and provided no
conflict of interest exists as specified
in subparagraph (b) below or there
are no other defenses available to
Indemnitee as specified in
subparagraph (d) below, to assume
the defense thereof with counsel
reasonably satisfactory to the
Indemnitee (in which case all
attorney's fees and expenses shall be
borne by the Indemnitor and the
Indemnitor shall in good faith defend
the Indemnitee).  The Indemnitee
shall have the right to employ
separate counsel in any such
Proceeding and to participate in the
defense thereof, but the fees and
expenses of such counsel shall be
borne by the Indemnitee unless (a)
the Indemnitor agrees in writing to
pay such fees and expenses, (b) the
Indemnitee shall have reasonably and
in good faith concluded that there is a
conflict of interest between the
Indemnitor and the Indemnitee in the
conduct of the defense of such
action, (c) the Indemnitor fails,
within ten (10) days prior to the date
the first response or appearance is
required to be made in such
Proceeding, to assume the defense of
such Proceeding with counsel
reasonably satisfactory to the
Indemnitee or (d) there are legal
defenses available to Indemnitee that
are different from or are in addition
to those available to the Indemnitor.
No compromise or settlement of such
Proceeding may be effected by either
party without the other party's
consent unless (i) there is no finding
or admission of any violation of law
and no effect on any other claims that
may be made against such other party
and (ii) the sole relief provided is
monetary damages that are paid in
full by the party seeking the
settlement.  Neither party shall have
any liability with respect to any
compromise or settlement effected
without its consent, which shall not
be unreasonably withheld.  The
Indemnitor shall have no obligation
to indemnify and hold harmless the
Indemnitee from any loss, expense or
liability incurred by the Indemnitee as
a result of a default judgment entered
against the Indemnitee unless such
judgment was entered after the
Indemnitor agreed, in writing, to
assume the defense of such
Proceeding.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR
CUSTODIAN.
      The Depositary may at any
time resign as Depositary under the
Deposit Agreement by delivering to
the Company its written notice of its
election to resign, such resignation to
take effect upon the appointment of a
successor depositary and its
acceptance of such appointment as
provided in the Deposit Agreement.
 The Depositary may at any time be
removed by the Company with at
least 120 days prior written notice of
such removal, to become effective
upon the later of (i) the 120th day
after delivery of the notice to the
Depositary or (ii) the appointment of
a successor depositary and its
acceptance of such appointment.
Whenever the Depositary in its
discretion determines that it is in the
best interest of the Owners of
Receipts to do so, it may, after
consultation with the Company,
appoint a substitute custodian, which
shall thereafter be the Custodian
under the Deposit Agreement.
20.	AMENDMENT.
      The form of the Receipts and
any provisions of the Deposit
Agreement may at any time and from
time to time be amended by
agreement between the Company and
the Depositary in any respect which
they may deem necessary or
desirable.  Any amendment which
shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration
fees, cable, telex or facsimile
transmission costs, delivery costs or
other such expenses), or which shall
otherwise prejudice any substantial
existing right of Owners of Receipts,
shall, however, not become effective
as to outstanding Receipts until the
expiration of thirty days after notice
of such amendment shall have been
given to the Owners of outstanding
Receipts.  Every Owner of a Receipt
at the time any amendment so
becomes effective shall be deemed,
by continuing to hold such Receipt,
to consent and agree to such
amendment and to be bound by the
Deposit Agreement as amended
thereby.  In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor the
Deposited Securities represented
thereby except in order to comply
with mandatory provisions of
applicable law.
21.	TERMINATION OF
DEPOSIT
AGREEMENT.
      The Depositary shall, at any
time at the direction of the Company,
terminate the Deposit Agreement by
mailing notice of such termination to
the Owners of all Receipts then
outstanding at least 90 days prior to
the date fixed in such notice for such
termination.  The Depositary may
likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the
Owners of all Receipts then
outstanding if at any time 90 days
shall have expired after the
Depositary shall have delivered to the
Company a written notice of its
election to resign and a successor
depositary shall not have been
appointed and accepted its
appointment as provided in Section
5.4 of the Deposit Agreement.  On
and after the date of termination, the
Owner of a Receipt will, upon
surrender of such Receipt at the
Corporate Trust Office of the
Depositary, upon the payment of the
fee of the Depositary for the
surrender of Receipts referred to in
Section 2.5 of the Deposit
Agreement, and upon payment of any
applicable taxes or governmental
charges, be entitled to delivery, to
him or upon his order, of the amount
of Deposited Securities represented
by such Receipt.  If any Receipts
shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the
registration of transfers of Receipts,
shall suspend the distribution of
dividends to the Owners thereof, and
shall not give any further notices or
perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities,
shall sell rights as provided in the
Deposit Agreement, and shall
continue to deliver Deposited
Securities, together with any
dividends or other distributions
received with respect thereto and the
net proceeds of the sale of any rights
or other property, in exchange for
Receipts surrendered to the
Depositary (after deducting, in each
case, the fee of the Depositary for the
surrender of a Receipt, any expenses
for the account of the Owner of such
Receipt in accordance with the terms
and conditions of the Deposit
Agreement, and any applicable taxes
or governmental charges).  At any
time after the expiration of one year
from the date of termination, the
Depositary may sell the Deposited
Securities then held under the
Deposit Agreement and may
thereafter hold uninvested the net
proceeds of any such sale, together
with any other cash then held by it
thereunder, unsegregated and
without liability for interest, for the
pro rata benefit of the Owners of
Receipts which have not theretofore
been surrendered, such Owners
thereupon becoming general creditors
of the Depositary with respect to
such net proceeds.  After making
such sale, the Depositary shall be
discharged from all obligations under
the Deposit Agreement, except to
account for such net proceeds and
other cash (after deducting, in each
case, the fee of the Depositary for the
surrender of a Receipt, any expenses
for the account of the Owner of such
Receipt in accordance with the terms
and conditions of the Deposit
Agreement, and any applicable taxes
or governmental charges).  Upon the
termination of the Deposit
Agreement, the Company shall be
discharged from all obligations under
the Deposit Agreement except for its
obligations to the Depositary with
respect to indemnification, charges,
and expenses.

22.	COMPLIANCE WITH
U.S. SECURITIES
LAWS.
      Notwithstanding anything in
the Deposit Agreement to the
contrary, the Company and the
Depositary each agrees that it will
not exercise any rights it has under
the Deposit Agreement to permit the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the U.S. securities laws,
including, but not limited to, Section
I.A.(1) of the General Instructions to
the Form F-6 Registration Statement,
as amended from time to time, under
the Securities Act of 1933.
23.	DELIVERY OF
INFORMATION
TO THE CVM.
      Each of the Depositary and
the Company hereby confirms to the
other that for as long as the Deposit
Agreement is in effect, it shall furnish
the CVM and the Central Bank of
Brazil, at any time and within the
period that may be determined, with
any information and documents
related to the American Depositary
Receipt program and the Receipts
issued thereunder.  In the event that
the Depositary or the Custodian shall
be advised in writing by reputable
independent Brazilian counsel that
the Depositary or Custodian
reasonably could be subject to
criminal, or material, as reasonably
determined by the Depositary, civil,
liabilities as a result of the Company
having failed to provide such
information or documents reasonably
available only through the Company,
the Depositary shall have the right to
terminate the Deposit Agreement,
upon at least 15 days prior notice to
the Owners and the Company, and
the Depositary shall not be subject to
any liability under the Deposit
Agreement on account of such
termination or such determination.
The effect of any such termination of
the Deposit Agreement shall be as
provided in Section 6.2 of the
Deposit Agreement.
24.	SUBMISSION TO
JURISDICTION;
APPOINTMENT
OF AGENT FOR
SERVICE OF
PROCESS.
            The Company hereby
(i) irrevocably designates and
appoints CT Corporation, 111 Eighth
Avenue, New York, New York
10011, in the State of New York, as
the Company's authorized agent upon
which process may be served in any
suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary
Shares, the Receipts or the Deposit
Agreement, (ii) consents and submits
to the jurisdiction of any state or
federal court in the State of New
York in which any such suit or
proceeding may be instituted, and
(iii) agrees that service of process
upon said authorized agent shall be
deemed in every respect effective
service of process upon the Company
in any such suit or proceeding.  The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by
such agent of its appointment as such
agent.  The Company further agrees
to take any and all action, including
the filing of any and all such
documents and instruments, as may
be necessary to continue such
designation and appointment in full
force and effect for so long as any
American Depositary Shares or this
Receipts remain outstanding or the
Deposit Agreement remains in force.
 In the event the Company fails to
continue such designation and
appointment in full force and effect,
the Company hereby waives personal
service of process upon it and
consents that any such service of
process may be made by certified or
registered mail, return receipt
requested, directed to the Company
at its address last specified for notices
hereunder, and service so made shall
be deemed completed five (5) days
after the same shall have been so
mailed.
25.	WAIVER OF
IMMUNITIES.
            To the extent that the
Company or any of its properties,
assets or revenues may have or may
hereafter become entitled to, or have
attributed to it, any right of
immunity, on the grounds of
sovereignty or otherwise, from any
legal action, suit or proceeding, from
the giving of any relief in any respect
thereof, from setoff or counterclaim,
from the jurisdiction of any court,
from service of process, from
attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or from
execution of judgment, or other legal
process or proceeding for the giving
of any relief or for the enforcement of
any judgment, in any jurisdiction in
which proceedings may at any time
be commenced, with respect to its
obligations, liabilities or any other
matter under or arising out of or in
connection with the Shares or
Deposited Securities, the American
Depositary Shares, this Receipt or
the Deposit Agreement, the
Company, to the fullest extent
permitted by law, hereby irrevocably
and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief
and enforcement.




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form of receipt.doc